Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                          REACHES $1 BILLION IN ASSETS
                         REPORTS SECOND QUARTER RESULTS
                  Branch Opening in Oldwick expands market area

GLADSTONE, N.J.--(BUSINESS WIRE)--August 2, 2004 - Frank A. Kissel, Chairman and CEO of Peapack-Gladstone Financial Corporation (AMEX:PGC) announced, "For the first time in our history, Peapack-Gladstone Financial Corporation reached $1 billion in assets in the second quarter of 2004. Since last year at this time, total loans have increased $56.5 million or 13.8 percent and we anticipate loan growth to remain strong based on the current pipelines of commercial and mortgage loans. Credit quality remains very good and loan delinquencies continue at very low levels.

     "We are pleased to report earnings of $3.21 million or $0.42 per diluted share, for the second quarter of 2004, marginally lower than the $3.28 million and $0.43 per diluted share reported for the second quarter last year. While business remains strong, net income has been tempered by costs associated with our investments in a new data center and two new branch locations."

     Net income for the six months ended June 30, 2004 totaled $6.49 million, compared to the $6.54 million recorded in the same period last year. This translates to diluted earnings per share of $0.85 and $0.86 for the six months ended June 30, 2004 and 2003, respectively. These results produced a return on average assets of 1.33% and a return on average equity of 14.93% for the six months ended June 30, 2004.

     Mr. Kissel continued, "Peapack-Gladstone Financial Corporation was ranked twenty-seventh out of the top 200 publicly traded Community Banks for Return on Equity performance in U.S. Banker magazine's July 2004 issue. U.S. Banker is a highly respected publication in the banking industry."

EARNINGS
Net Interest Income

     In the second quarter of 2004, net interest income, on a tax-equivalent basis, was $8.71 million, an increase of $798 thousand or 10.1 percent over the same period last year and an increase of $151 thousand or 1.8 percent over the first quarter of 2004. On a fully tax-equivalent basis, net interest margin for the second quarter was 3.71 percent as compared to 3.68 percent for the same quarter last year and 3.81 percent in the first quarter of 2004.

     Average earning assets in the second quarter of 2004 increased 9.1 percent to $938.7 million from $860.3 million in the same quarter of 2003. The yield on interest earning assets declined 25 basis points to 4.67 percent in the second quarter of 2004 from 4.92 percent in the second quarter of 2003.

     Average loans increased $42.9 million or 10.7 percent while average investment securities increased $35.4 million or 7.9 percent from the second quarter of 2003 to the second quarter of 2004. For the second quarter of 2004, total average deposits grew $72.4 million or 9.2 percent to $862.4 million from $789.9 million for the second quarter of 2003. Total average borrowings increased from $30.4 million in the second quarter of 2003 to $38.9 million in the second quarter 2004. The cost of funds fell to 1.00 percent in the second quarter of 2004 as compared to 1.30 percent in the second quarter of 2003.

     On a year to date basis, net interest income on a tax-equivalent basis, was $17.3 million, as compared to $16.0 million year to date 2003, an increase of $1.3 million or 8.2 percent. The fully tax-equivalent net interest margin was
3.76 percent and 3.81 percent, year to date June 30, 2004 and 2003, respectively.

     Average investment securities grew $46.8 million or 11.0 percent, while average loan balances grew $33.9 million or 8.5 percent from June 30, 2003 to June 30, 2004. Average deposit balances increased $61.6 million or 7.9 percent during this same time period. The yield on interest earning assets declined 37 basis points to 4.72 percent for the year to date ended June 30, 2004 from 5.09 percent in the same period of 2003, while the cost of funds declined 34 basis points to 1.00 percent.

Other Income

     Other income for the second quarter of 2004 was $2.92 million as compared to $2.93 million in the same period a year ago. Income from PGB Trust and Investments was $1.8 million, an increase of $170 thousand or 10.5 percent over last year's second quarter. Securities gains were $406 thousand in the second quarter of 2004, a decline of $148 thousand as compared to the same quarter of 2003.

     Other income for the first half of 2004 was $5.54 million as compared to $5.41 million for the first half of 2003. Trust income increased $410 thousand or

 13.4 percent to $3.47 million during this period. Securities gains were $600 thousand for the six months ended June 30, 2004, a decline of $227 thousand when compared to the same period in 2003.

Other Expense

     Other expenses for the second quarter of 2004 were $6.50 million compared to $5.67 million for the second quarter of 2003, an increase of $838 thousand or
14.8 percent. Salaries and benefits expense grew $325 thousand or 9.7 percent during the second quarter of 2004. Additions to our professional and clerical ranks, required to service higher levels of business activity, along with the related benefits costs account for the increase. Occupancy expenses increased $330 thousand to $1.45 million for the second quarter of 2004 as compared to $1.12 million for the same quarter of 2003. In the past year, occupancy expenses have grown due to the investment in two new branches and a new data center. New branches are our primary source of future growth and profitability. Our newest branch, located in Oldwick, New Jersey opened in late June. Our new Morristown Branch will open later in the year.


     For the six months ended June 30, 2004, other expenses increased $1.5 million or 13.3 percent to $12.5 million. Salary and benefit expense and occupancy costs were the primary reasons for the higher level of other expenses. Salaries and benefits rose $623 thousand or 9.4 percent while occupancy costs rose to $2.8 million, as compared to $2.2 million for the first half of 2003.

ASSET QUALITY

     At June 30, 2004, non-performing loans totaled $918 thousand or 0.20 percent of total loans as compared to $168 thousand or 0.04 percent at June 30, 2003. This increase was primarily due to the addition to non-performing loans of a commercial mortgage in the amount of $747 thousand. The underlying property is currently under contract for sale for an amount in excess of the loan and interest receivable balances.

     The allowance for loan losses was $5.7 million or 1.23 percent of total loans at June 30, 2004 as compared to $5.1 million or 1.25 percent of total loans at June 30, 2003. Net chargeoffs of $6 thousand were recorded in the second quarter of 2004 as compared to net chargeoffs of $8 thousand during the second quarter of 2003. For the year to date ended June 30, 2004, net chargeoffs were $61 thousand as compared to net recoveries of $27 thousand for the same period in 2003.

CAPITAL

     At June 30, 2004, shareholders' equity totaled $85.4 million as compared with $83.2 million at June 30, 2003, an increase of $2.2 million or 2.7 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at June 30, 2004 were 8.72 percent, 20.17 percent and 21.52 percent, respectively.

     Peapack-Gladstone Financial Corporation, headquartered in
Peapack-Gladstone, New Jersey, and listed on the American Stock Exchange under the symbol "PGC", is the holding company for the Peapack-Gladstone Bank.

Peapack-Gladstone Bank, a community bank, was established in 1921, and has 18 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, with $1.56 billion in assets at market value under management at June 30, 2004, operates at the Bank's main office located at 190 Main Street in Gladstone, New Jersey, and the Chatham Office located at 311 Main Street, Chatham, New Jersey. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call
908-234-0700.                                             --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, an unexpected decline or no increase in interest rates, continued unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.



                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)



                                    At or For The Three Months         At or For The Six Months
                                             Ended                              Ended
                                                June 30,                       June 30,
                                       2004              2003           2004               2003
                                       ----              ----           ----               ----

Income Statement Data:
Interest Income                     $   10,740       $   10,428       $   21,261       $   21,032
Interest Expense                         2,246            2,666            4,405            5,350
                                    ----------       ----------       ----------       ----------
Net Interest Income                      8,494            7,762           16,856           15,682
Provision For Loan Losses                  150              150              300              300
                                    ----------       ----------       ----------       ----------
Net Interest Income After
     Provision For Loan Losses           8,344            7,612           16,556           15,382
Other Income                               722              753            1,466            1,518
Securities Gains                           406              554              600              827
Trust Fees                               1,791            1,621            3,474            3,064
Other Expenses                           6,503            5,665           12,542           11,073
                                    ----------       ----------       ----------       ----------
Income Before Income Taxes               4,760            4,875            9,554            9,718
Income Tax Expense                       1,551            1,592            3,064            3,175
                                    ----------       ----------       ----------       ----------
Net Income                          $    3,209       $    3,283       $    6,490       $    6,543
                                    ==========       ==========       ==========       ==========

Balance Sheet Data:
Total Assets                                                          $1,013,463       $  957,294
Federal Funds Sold                                                         2,666            3,621
Short-Term Investments                                                       847              523
Securities Held To Maturity                                               96,760          146,355
Securities Available For Sale                                            387,567          344,968
Loans                                                                    465,761          409,249
Allowance For Loan Losses                                                  5,706            5,125
Deposits                                                                 875,623          800,545
Borrowings                                                                48,219           64,428
Shareholders' Equity                                                      85,447           83,202

Trust Department Assets
     (Book Value, Not
        Included Above)                                               $1,123,437       $1,050,565

Average Balance Sheet Data:
Total Assets                        $  994,246       $  909,687       $  972,922       $  887,125
Earning Assets                         938,748          860,275          918,861          837,437
Loans, net                             438,280          395,976          429,589          396,282
Interest-Bearing Deposits              698,535          650,607          685,346          648,153
Demand Deposits                        163,822          139,315          156,352          131,979
Borrowings                              38,856           30,377           37,676           19,433
Shareholders' Equity                    87,230           80,883           89,967           79,631

Performance Ratios:
Return on Average Assets                  1.29%            1.44%            1.33%            1.48%
Return on Average Equity                 14.72            16.24            14.93            16.43

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)




                                    At or For The Three Months    At or For The Six Months
                                             Ended                          Ended
                                            June 30,                       June 30,
                                       2004           2003          2004           2003
                                       ----           ----          ----           ----

Net Interest Margin
    (Taxable Equivalent Basis)            3.71%          3.68%         3.76%          3.81%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                           $     817     $        1
Non-Accrual Loans                                                       101            167
Net (Charge-Offs)/Recoveries                (6)            (8)          (61)            27
Allowance For Loan Losses
    To Total Loans                                                     1.23%          1.25%

Per Share Data:
Earnings Per Share (Basic)          $     0.43     $     0.44     $    0.87     $     0.88
Earnings Per Share (Diluted)              0.42           0.43          0.85           0.86
Book Value Per Share                     11.47          11.27
Dividends Per Share                       0.20           0.18

Capital Adequacy:
Tier I Leverage                                                        8.72%          8.71%
Tier I Capital to Risk-
  Weighted Assets                                                     20.17          19.87
Tier I & II Capital to
    Risk-Weighted Assets                                              21.52          21.19

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                 QUARTERS ENDED
                  (Tax-Equivalent Basis, Dollars in Thousands)




                                          June 30, 2004                           June 30, 2003
                                     Average        Income/                     Average        Income/
                                     Balance        Expense           Yield     Balance        Expense          Yield
                                     -------        -------           -----     -------        -------          -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable                      $ 442,672        $   4,114           3.72%   $ 423,801      $   3,817         3.60%
     Tax-Exempt (1)                  42,095              536           5.09%      25,524            368         5.76%
   Loans (1) (2)                    443,905            6,283           5.66%     401,030          6,364         6.35%
   Federal Funds Sold                 9,302               22           0.95%       9,277             28         1.19%
   Interest-Earning Deposits            774                2           0.88%         643              2         1.12%
                                  ---------        -------------------------   ---------      -----------------------
   Total Interest-Earning
     Assets                         938,748        $  10,957           4.67%     860,275      $  10,579         4.92%
                                  ---------        -------------------------   ---------      -----------------------
Noninterest-Earning Assets:
   Cash and Due from Banks           19,629                                       18,545
   Allowance for Loan
     Losses                          (5,625)                                      (5,054)
   Premises and Equipment            17,540                                       14,575
   Other Assets                      23,954                                       21,346
                                  ---------                                    ---------
   Total Noninterest-Earning
     Assets                          55,498                                       49,412
                                  ---------                                    ---------

Total Assets                      $ 994,246                                    $ 909,687
                                  =========                                    =========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $ 162,593        $     237           0.58%   $ 127,259      $     156         0.49%
   Money Markets                     66,143               93           0.56%      64,370            155         0.96%
   Tiered Money Markets             139,102              303           0.87%     121,030            352         1.16%
   Savings                          107,310              165           0.61%     101,446            210         0.83%
   Certificates of Deposit          223,387            1,174           2.10%     236,502          1,591         2.69%
                                  ---------        -------------------------   ---------      -----------------------
     Total Interest-Bearing
       Deposits                     698,535            1,972           1.13%     650,607          2,464         1.51%
   Borrowings                        38,856              274           2.82%      30,377            202         2.66%
                                  ---------        -------------------------   ---------      -----------------------
   Total Interest-Bearing
      Liabilities                   737,391            2,246           1.22%     680,984          2,666         1.57%
                                  ---------        -------------------------   ---------      -----------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                  163,822                                      139,315
   Accrued Expenses and
     Other Liabilities                5,803                                        8,505
                                  ---------                                    ---------
   Total Noninterest-Bearing
     Liabilities                    169,625                                      147,820
Shareholders' Equity                 87,230                                       80,883
                                                                               ---------
   Total Liabilities and
     Shareholders' Equity         $ 994,246                                    $ 909,687
                                  =========                                    =========
   Net Interest Income                             $   8,711                                  $  7,913
                                                   =========                                  =========
     Net Interest Spread                                                 3.45%                                  3.35%
                                                                    =========                                ========
     Net Interest Margin (3)                                             3.71%                                  3.68%
                                                                    =========                                ========

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                  YEAR-TO-DATE
                  (Tax-Equivalent Basis, Dollars in Thousands)



                                          June 30, 2004                           June 30, 2003
                                     Average        Income/                     Average        Income/
                                     Balance        Expense           Yield     Balance        Expense          Yield
                                     -------        -------           -----     -------        -------          -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable                      $ 433,517        $   8,173           3.77%   $ 402,722      $   7,653         3.80%
     Tax-Exempt (1)                  39,625            1,024           5.17%      23,600            697         5.91%
   Loans (1) (2)                    435,164           12,428           5.71%     401,247         12,907         6.43%
   Federal Funds Sold                 8,048               38           0.95%       9,263             56         1.21%
   Interest-Earning Deposits          2,507               13           1.04%         605              3         1.07%
                                  ---------        -------------------------   ---------      -----------------------
   Total Interest-Earning
     Assets                         918,861        $  21,676           4.72%     837,437      $  21,316         5.09%
                                  ---------        -------------------------   ---------      -----------------------
Noninterest-Earning Assets:
   Cash and Due from Banks           19,237                                       18,774
   Allowance for Loan
     Losses                          (5,575)                                      (4,965)
   Premises and Equipment            16,756                                       14,601
   Other Assets                      23,643                                       21,278
                                  ---------                                    ---------
   Total Noninterest-Earning
     Assets                          54,061                                       49,688
                                  ---------                                    ---------
Total Assets                      $ 972,922                                    $ 887,125
                                  =========                                    =========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $ 147,216        $     349           0.47%   $ 127,062      $     339         0.53%
   Money Markets                     65,777              194           0.59%      66,073            330         1.00%
   Tiered Money Markets             144,281              648           0.90%     119,964            737         1.23%
   Savings                          104,793              325           0.62%      98,511            440         0.89%
   Certificates of Deposit          223,279            2,347           2.10%     236,543          3,246         2.74%
                                  ---------        -------------------------   ---------      -----------------------
     Total Interest-Bearing
       Deposits                     685,346            3,863           1.13%     648,153          5,092         1.57%
   Borrowings                        37,676              542           2.88%      19,433            258         2.66%
                                  ---------        -------------------------   ---------      -----------------------
   Total Interest-Bearing
      Liabilities                   723,022            4,405           1.22%     667,586          5,350         1.60%
                                  ---------        -------------------------   ---------      -----------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                  156,352                                      131,979
   Accrued Expenses and
     Other Liabilities                6,581                                        7,929
                                  ---------                                    ---------
   Total Noninterest-Bearing
     Liabilities                    162,933                                      139,908
Shareholders' Equity                 86,967                                       79,631
                                  ---------                                    ---------

   Total Liabilities and
     Shareholders' Equity         $ 972,922                                    $ 887,125
                                  =========                                    =========
   Net Interest Income                             $  17,271                                  $ 15,966
                                                   =========                                  ========
     Net Interest Spread                                                3.50%                                   3.49%
                                                                    =========                                ========
     Net Interest Margin (3)                                            3.76%                                   3.81%
                                                                    =========                                ========

(1) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(2)  Loans are stated net of unearned income and include non-accrual loans.
(3) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.